Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly report of Vertex Interactive, Inc. (the "Company") on Form 10-QSB for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nicholas R. H. Toms, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to Vertex Interactive, Inc. and will be retained by Vertex Interactive, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  February 22, 2005                             By: /s/ NICHOLAS R. H. TOMS
                                                     ---------------------------
                                                     Nicholas R. H. Toms
                                                     Chief Executive Officer and
                                                     Chief Financial Officer